UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CUBESCAPE, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

7372
(Primary Standard Industrial Classification Code Number)

47-3892903
(I.R.S. Employer Identification Number)

1854 Oxford Avenue, Cardiff-by-the-Sea, California 92007 (760) 613-6257
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
The Corporate Place, Inc., 601 E. Charleston Street, Suite 100, Las Vegas, Nevada 89104 (801) 885-0113
(Name, address, including zip code, and telephone number, including area code, of agent of service)
Copies of communications to:
Krueger LLP Blair Krueger, Esq. Kenneth J. Yonika, CPA 7486 La Jolla Boulevard La Jolla, California 92037 (858) 405-7385
From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	.	Smaller reporting company	X .
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share[1]	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee

Common stock, $ .001 par value per share	6,000,000 shares	$0.01	$ 60,000	$ 6.97*

1 Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock split, stock dividend, anti-dilution provisions or similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING, PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion August 4, 2015

6,000,000 SHARES

COMMON STOCK

CUBESCAPE, INC.

CubeScape, Inc. (“CSI” or the “Company”) is offering for sale a maximum of 6,000,000 shares of its common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain all proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our founder, and CEO, Mr. David Estus, will attempt to sell the shares. This prospectus will permit our founder and CEO to sell the shares directly to the public, with no commission or other remuneration payable to him for any the shares he may sell. Mr. Estus will sell the shares and intends to offer them to friends, family members as well as business acquaintances. In offering the securities on our behalf, Mr. Estus will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section of this prospectus entitled “Plan of Distribution”.

The proceeds from the sale of the shares in this offering will be payable to The Krueger Group, LLP - Attorney-Client Trust Account. All subscription funds will be held in a non-interest-bearing account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors (the “Board of Directors”) for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any state that requires a statutory cooling-off period or provide for rescission rights). For more information, see the section of this prospectus entitled “Plan of Distribution”.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place and may be limited to selling their shares privately. Accordingly, an investment in our common stock is considered an illiquid investment.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 8.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 8	NUMBER OF SHARES	OFFERING PRICE	UNDERWRITING DISCOUNTS & COMMISSIONS	PROCEEDS TO THE COMPANY

Per Share	1	$0.01	$0.00	$0.01
Total	6,000,000	$60,000	$0.00	$60,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING AT PAGE 8.

We are selling the shares without an underwriter and may not be able to sell all or even any of the shares offered herein.

NEITHER THE SECURTIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITES COMMISION HAS APPROVED OR DISAPPROVED OF THESE SECURITEIS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is ____________, 2015.

PROSPECTUS SUMMARY

About CubeScape, Inc.

We are an internet portal based software driven, cubicle panel and wall covering business. CubeScape, Inc. was incorporated under the laws of the State of Nevada on December 15, 2014. On January 15, 2015 we entered into an agreement with our founder, at which time we acquired a comprehensive business plan, certain tangible assets and intangible assets with which we started CubeScape’s business operations. Mr. David Estus, our founder, has been working on the CubeScape business model for many years since obtaining the ‘CUBESCAPES’ trademark from the United States Patent and Trademark Office on April 17, 2007. As of August 4, 2015, we had one employee, our founder and executive officer, Mr. Estus. Through the date of this report, our founder and CEO has devoted between 10 and 20 hours per week to the Company’s business operations. We do not have a compensatory agreement in place with Mr. Estus. For the remainder of 2015, Mr. Estus has agreed to continue to provide these services without an agreement with us. The Company has agreed to revisit this compensation arrangement in December 2015. Mr. Estus provides his creative energies to another business entity in the computer and video gaming industry from which he derives his primary income.

The Company issued 6,000,000 shares of its common stock to Mr. Estus on December 15, 2014 (inception) in exchange for organizational services. These services were valued at $6,000. As described above, in January 2015 Mr. Estus sold to the Company a comprehensive and extensive business plan packed with over ten years of research and development efforts, software development costs related to our design portal, along with certain office furnishings and computing equipment. The Company issued to Mr. Estus 3,000,000 shares of common stock with a stated value of $24,000 or $0.008 per share. Mr. Estus incurred and/or paid in excess of $36,000 over the previous 24 months in the advancement, refinement and development of the CubeScape business plan, as well as equipment to be used in its business operations. The Company believes $24,000 represents the fair value of the tangible and intangible assets purchased. Total costs incurred by Mr. Estus during the prior ten years could very well be in excess of $50,000, not taking into account Mr. Estus’ services, which valued at $0 for purposes of Topic 5-G and in accordance with generally accepted accounting principles (“GAAP”).

We are an early stage business enterprise (“development stage entity”) and have limited financial resources. We have not established or attempted to establish a source of equity or debt financing. We intend on open having discussions with advisors and other financial resources regarding the financing or securing of working capital for business operations and growth. Our auditors included an explanatory paragraph in their report on our financial statements that states that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern”. We continue to improve upon our business plan and operations. We intend to hire consultants, graphic designers and other artists to assist with the development and writing of software code for our design portal and smartphone apps, along with progressive graphics for our intended product. To date, we incurred significant quantifiable and unquantifiable costs related to this development. We have a significant amount of work that needs to be done and working capital that needs to be secured in order to bring our product to market. To date, we have not developed any saleable product and cannot predict when a saleable product will be developed. We believe that we have an advantage with our founder and CEO’s business, video game and software development relationships in executing and improving upon our core business operations.

The Company has no current intentions, plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type of transaction.

CubeScape is a progressive cubicle panel/wall covering business. CubeScape’s coverings are designed to be a wrap-around one-piece with a panoramic presentation of media/art chosen by the user. These coverings can be made for many uses besides office cubicles, currently our primary focus. Our product offering, wrap-around coverings run the gamut from scenes from nature, sports and action-oriented themes, to fantasy based, to game related, and even current and historical pop-art/popular culture themes. Our wrap-around coverings will be made of non-permanent high quality decorative materials designed to be easily applied and removed with little or no damage to walls or other surfaces for which they may be used on. Besides our vast array of stock-photo art, customers can create custom wrap-around coverings using a proprietary design website or portal (currently under development).

CubeScape maintains a vast library of contemporary images that are both hip and cutting edge. Contemporary themes developed primarily by our founder that became our specialty; rock concerts, club scenes, inner-city, urban themes to fascinating industrial settings. Our wrap-around covers are intended to be produced by a quality-focused manufacturer (made in America) specializing in vinyl, durable coverings, drop shipped by selected US partners, where the finished product, a unique wrap-around covering (much like a poster, but superior in quality and durability), arrives in a convenient cardboard tube, ready to apply to your cubicle wall or other surface. Our strategy is to exploit what we believe to be a growing market for non-permanent decal-based décor, targeting the office cubicle environment and other work space environments. New materials and adhesives reach the marketplace each and every month which may stimulate new product-lines for us, such as automobile (graphic) wraps, life-size (or larger than life) wall (vinyl posters) of sports figures, semi-permanent or other-use wraps that provide protection from the elements of nature and provide a unique personality to otherwise yet inanimate objects. CubeScape, through its development and recent growth has identified an untapped market that may contain more than 100 million cubicle-bound workers (or “cube jockeys”) in the United States alone. We believe cube jockeys are ready for a change.

We intend to develop the brand “CubeScape” for durable quality made panoramic vinyl wall graphics using an interactive design portal all to be made in America. Our design portal will provide the users the ability to create unique wall and cubicle panel art that enhances office and cubicle space with a new approach to work space aesthetics. These products intended to be high resolution wall graphics depicting professional art, stock photos, or user provided images blended in a unique and personal format, constructed of vinyl and low-tack adhesive.

We believe our design portal will enable the creation of custom designs, providing an environment reducing stress and fatigue of toiling in the modern work-place environment, the “cubicle”. Corporate logos may be integrated in wall graphics providing corporate sponsorship for uses in decorating work space at no cost. In order to attract large user customers (employers with 49 or more employees), we will seek to identify cost-saving opportunities, define economic return for employers through increased employee productivity because of our products. We believe our design portal will become an integral part of an office design and layout with unique and lasting upgrades to what are utter drab work space environments. Our design portal and graphics printing service is intended to provide a three-step process providing customers with what we believe to be a unique approach to integrating corporate office work space with art. We believe this approach is necessary for breaking current office work space decisions, creating a long-lasting consumer relationship and happy, productive cube jockeys.

Through the assistance of a software development firm (which we have solicited their services since early 2011) and the outstanding efforts of our founder, Mr. Estus we believe our design portal is taking shape and product design method is near completion. We developed a durable and technical framework and program design along with a sticky (GUI) interface that has been successful in the computer and video game industry. We have not formed any meaningful industry relationships in the office furniture industry, but we intend to. The Company will seek the assistance of established sales and marketing consultants that focus on office furniture and design in order to develop a sales and marketing strategy that capitalize on our product.

We intend to staff our organization and its management team (besides Mr. Estus) with various skills such as product design, engineering, software development along with a strong emphasis on graphics design and media/art.

Our executive offices are located at 1854 Oxford Avenue, Cardiff-by-the-Sea, California 92007, and our telephone number is (760) 613-6257. We may refer to ourselves in this prospectus as “CSI,” the “Company,” “we,” or “us”.

We are offering for sale a maximum of 6,000,000 shares of common stock at a fixed price of $0.01 per share (this “Offering”). There is no minimum number of shares that must be sold by us for this Offering to close, and we retain all the proceeds from the sale of the offered shares we sell. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, and CEO, Mr. Estus, will attempt to sell all the shares himself. This prospectus permits our founder and CEO to sell the shares directly to the public, with no commission or remuneration. Mr. Estus will sell all of the shares himself and intends to offer them to friends, family and business acquaintances. In offering the securities on our behalf, Mr. Estus will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitation, telephone and personal contacts.

The proceeds from the sale of shares in this Offering will be made payable to The Krueger Group, LLP – Attorney-Client Trust Account, who acts as CSI’s escrow agent. The Krueger Group, LLP, also acts as legal counsel for CSI and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and will be delivered to The Krueger Group, LLP at the address provided in the Subscription Agreement (see Exhibit 99.1).

All subscribed-to funds will be held in a non-interest-bearing account pending the completion of this Offering. The Offering ordinarily will be completed 180 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except for states that require a statutory cooling-off period or provide for rescission rights to the prospective investor).

The Company will deliver stock certificates for the shares of common stock purchased within 30 days of the close of this Offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion or value. The price does not bear any relationship to our assets, book value, historical earnings (if any), or net worth.

Shares of common stock offered by us	Maximum of 6,000,000 shares. There is no minimum number of shares that must be sold by us for this Offering to close.

Use of proceeds

The Company will use the proceeds from this Offering to pay for professional fees and other general expenses. Total estimated costs of this Offering ($28,000) is less than the maximum amount of offering proceeds ($60,000).

Termination of the offering

This Offering will conclude when all 6,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may at our discretion extend this Offering for an additional 180 days.

Risk factors

Purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in our common stock.

Trading market

None. While we contacted a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) for inclusion of our shares on the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and therefore owners of our common stock may not have a market in which to sell those shares. Also, no estimate may be given as to the time this application may require.

Even if the Company’s common stock is quoted or granted a listing, a market for our shares may never actually develop.

SUMMARY FINANCIAL DATA

The following financial information should be read in conjunction with the financial statements and the notes contained elsewhere in this prospectus.

Balance Sheet Data:
	As of June 30, 2015		As of December 31, 2014
	(unaudited)		(audited)
Current assets	$1,000	$	−

Other assets	$28,500	$	−

Current liabilities	$42,410		$610

Stockholders’ equity (deficit)	$(12,910)		$(610)

Operating:
		For the Six Month Period Ended June 30, 2015		For the Period December 15, 2014 (inception) to December 31, 2014
		(unaudited)		(audited)
Net revenues	$	−	$	−
Operating expenses		$36,300		$6,610
Net (loss)		$(36,300)		$(6,610)
Net (loss) per common share basic and diluted		$(0.00)		$(0.00)
Weighted average number of shares outstanding - basic and diluted		8,750,000		6,000,000

RISK FACTORS

You should be aware that there are substantial risks to an investment in our common stock. Carefully consider these risk factors, along with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment.

Risks Related to the Business

1.

CSI has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

CSI is an early stage company and virtually no financial resources currently available to it. We had tangible assets of none and $3,852 as of December 31, 2014 and June 30, 2015, respectively. We had negative working capital of $610 and $41,410 as of December 31, 2014 and June 30, 2015, respectively. We had a stockholders’ deficit of $610 and $12,910 at December 31, 2014 and June 30, 2015, respectively. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended December 31, 2014 that states that Company losses from operations raise substantial doubt about its ability to continue as a going concern. We will be required to seek additional financing beyond the amount that may be received from this Offering. Financing sought may be in the form of equity or debt from sources yet to be identified. Until we complete this Offering most of the efforts of our founder, President and CEO will be spent on the registration efforts with limited efforts in the execution of our business plan and operations. Pending the successful completion of this Offering, we will seek additional financing to further pursue and execute on our business steps. No assurances can be given that we will generate sufficient revenue (or any at all) or obtain the necessary financing to continue as a going concern.

Our current resources and source of working capital funds, primarily consists of loans from unaffiliated third parties who are business associates of our founder, President and CEO. These sources we believe to be sufficient to keep our business operations functioning for the next three to six months. We do not have a formal agreement with our founder and CEO, nor with the unaffiliated third parties to fund the Company’s working capital needs; however, our founder’s and CEO’s current plan is to perform most of the Company’s operational needs on his own without any cash compensation while he seeks other sources of funding. This may include seeking to delay or defer payments to third party vendors and unaffiliated third parties. To date, this type of deferred payment method has helped us with our working capital needs. The Company developed much of its initial design of its portal and associated internal-use software through the efforts of Mr. Estus. We currently spend between $5,000 and $10,000 per month in operational expenses not related to this Offering. We have not generated any revenues from our business, and our expenses will continue to be accrued or deferred until sufficient financing is obtained. Financing may be obtained from our founder or others who are familiar with our founder and loan us the necessary funds to pay for these expenses. We have received interest-free short term loans and deferred the payment of services for third party vendors to fund our operations. No assurances can be given that we will be able to continue to receive funds from these sources or continue our operations beyond a month-to-month basis.

2.

CSI is and will continue to be completely dependent on the services of our founder, president, and CEO, David Estus, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Estus, our founder and CEO. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason, or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find personnel, it is uncertain whether we could find someone who could develop and execute our business along the lines described in this prospectus. We will fail without the services of Mr. Estus or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Estus naming the Company as the beneficiary when and if we obtain the necessary resources to do so and he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such key-man life insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel or independent contractors to further our business efforts.

Mr. Estus’ outside employment commitment does not limit or restrict him from being involved with our Company, and his outside employment allows him the flexibility to provide at least 20 hours or more per week to the Company.

3.

Because we have recently commenced business operations, we face a high risk of business failure.

We were formed on December 15, 2014. Most of our efforts to date have been related to executing our business plan and commencing business operations. Through June 30, 2015 we have had no revenues. We face a high risk of business failure. The likelihood of success must be considered in light of its expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which the Company will operate. There can be no assurance that future revenues from sales of our intended products or services will occur or be significant enough or that we will be able to sell at a profit, if at all. Future revenues or profits, if any, will depend on many factors, including, but not limited to, initial (and continued) market acceptance of our products or services and the successful implementation of the planned strategy.

The Company has not yet acquired or fully developed products or services that are saleable in the marketplace. We may not be able fully develop any product or service in the future because of a lack of funds or financing to do so. In order for us to fully develop or acquire any product or service, we must be able to secure the necessary financing beyond this Offering. In the early stages of operations, we will attempt to keep costs to a minimum. The cost to develop our products or services as currently outlined may very well be in excess of $100,000. We have no established source of funds to undertake the business strategy as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, and CEO providing most of the administrative and other functions on his own without any cash compensation. We currently use the services of outside software developers with which we have been working with on an as “needed basis”. The software developers provide their services on a deferment basis enabling us to not have to pay them immediately or even near term. We do not expect to pay them in full or even partially for a period of time even once we complete this Offering. This methodology could result in our design portal and smartphone app development extending beyond another two to three years. If we are unable to obtain adequate funding or financing, the Company faces the likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing for our growth.

The Company’s future profitability, if any, could be materially and adversely impacted if our products or services were to experience poor operating results. Our ability to achieve profitability will be dependent on the ability of our future products or services to generate sufficient operating cash flow to fund future growth or acquisitions. There can be no assurance that our future results of operations will be profitable or that our strategy will be successful or even begin to generate any revenues.

4.

We may not have or ever have the resources or ability to implement and manage our growth strategy.

Although the Company expects to experience growth based on the ability to implement and execute its business strategy, significant operations may never occur because the business plan may never be fully implemented because of the lack of funds in order to do so. If the Company’s growth strategy is implemented, of which no assurances can be provided, a significant strain on management, operating systems or financial resources may be imposed. Failure by the Company’s management to manage this expected growth, if it occurs, or unexpected difficulties are encountered during this growth, could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s ability to operate profitable revenue generating products or service lines (if we are able to establish any product or service lines at all) will depend upon a number of factors, including: (i) identifying appropriate and satisfactory sales channels; (ii) generating sufficient funds from our then-existing operations or obtaining third-party financing or additional capital to develop new product or service lines; (iii) the Company’s management team and its financial and accounting controls; and (iv) staffing, training and retention of skilled personnel, if any at all. These factors most likely will be beyond the Company’s control and may be adversely affected by the economy or actions taken by competing businesses. Moreover, potential products or services that may meet the Company’s focus and other criteria for developing new products or services, if we are able to develop or acquire at all, are believed to be severely limited. There can be no assurance that the Company will be able to execute and manage a growth strategy effectively or at all.

5.

We may not be successful in hiring technical personnel because of the competitive market for qualified people.

The Company's future success depends largely on its ability to attract, hire, train and retain highly qualified personnel to provide the Company's services. Competition for such personnel may be intense. There can be no assurance that the Company will be successful in attracting and retaining the specific personnel it requires to conduct and expand its operations successfully or to differentiate itself from its competitors. The Company's results of operations and growth prospects could be materially adversely affected if the Company were unable to attract, hire, train and retain such qualified personnel.

6.

Our reliance on referrals from outside contacts to develop business may not be effective.

The Company initially will rely on our founder and CEO, Mr. Estus, for a majority of its business leads and believes that other industry consultants will also be an important source of business referrals in the foreseeable future. However, as is typical within the industry, there are no contractual requirements that these industry consultants or outside representatives will use or recommend the Company's professional services in connection with product sales or the sale of specific services offered by the Company. We currently have no contracts or agreements in place with any outside sales representatives or business professionals (industry consultants). No assurances can be given that using independent outside sales reps will result in any meaningful numbers of sales leads or referrals.

7.

Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

The Company's future or projected quarterly operating results may vary and reduced levels of earnings or continued losses may be experienced in one or more quarters. Fluctuations in the Company's quarterly operating results could result from a variety of factors, including changes in the levels of revenues, the size and timing of orders, changes in the mix of future projects, the timing of new offerings by the Company or its competitors, new office openings by the Company, changes in pricing policies by the Company or its competitors, market acceptance of new and enhanced services offered by the Company or its competitors, changes in operating expenses, availability of qualified personnel, disruption in sources of related product and services, the effect of potential acquisitions and industry and general economic factors. The Company will have limited or no control over many of these factors. The Company's expenses we believe will be based upon, in part, on its expectation as to future or projected revenues. If revenue levels are below expectations, operating results are likely to be adversely affected.

Because of these fluctuations and uncertainties, our future operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock could be materially adversely affected.

8.

There are significant potential conflicts of interest.

Our personnel will be required to commit substantial time to our affairs and, accordingly, these individual(s) (particularly our founder and CEO) may have a conflict of interest in allocating management time among business activities. In the course of other business activities, certain key personnel (particularly our founder and CEO) may become aware of business opportunities which may be appropriate for presentation to us, as well as other businesses with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented to.

We cannot provide any assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

9.

We will need to establish additional relationships with developers and consultants to fully develop and market our company and its intended products or services.

We do not possess all of the resources necessary to develop our products or services on a mass scale. We will need to develop a network of third-party agents that will be able to carry out our intended market penetration, as well as enhance marketing or sales force strategy through appropriate arrangements with local developers and consultants to develop our products and services. If we are not able to enlist the services of third-party vendors, or seek out consultants, our business will suffer.

10.

Following the effective date of our Registration Statement, of which this prospectus is a part, we will be subject to the periodic reporting requirements of Section 15(d) of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

11.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

12.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will be required to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. The costs of this compliance could be significant. If revenues are insufficient, or we cannot satisfy these costs through the issuance of shares, we may be unable to satisfy these costs through the normal course of business which most likely would result in our being unable to continue as a going concern.

13.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our founder, president, and CEO.

We have only one director who serves as our sole officer. Accordingly, we cannot establish board committees comprised of independent members to oversee such functions as compensation or audit issues. In addition, currently a vote of the board is decided in favor of the chairman (who is our sole officer), which gives him complete control over all corporate issues.

Until we have a larger board of directors that include independent members, if ever, there will be limited oversight of our CEO’s (and founder’s) decisions and activities with little ability for minority shareholders to challenge or reverse such activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

14.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The shares of common stock are being offered on our behalf by Mr. Estus, our founder and CEO, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any shares of common stock. There are no firm commitments to purchase any of the shares in this Offering. Consequently, there is no guarantee that the Company, through its founder, and CEO, is capable of selling all, or any, of the shares of common stock offered hereby. The sale of a small number of shares increases the likelihood that no market will ever develop for our common stock.

15.

Since there is no minimum for this Offering, if only a few persons purchase shares of our common stock they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold by the Company in this Offering, if a small number of shares are sold, we will be unable to even attempt to create a public market of any kind. In such an event, it is likely that the entire investment in our common stock would be lost. Even if all of the shares in this Offering are purchased, we could have the very same result.

16.

The offering price of our common stock has been determined arbitrarily.

Our offering price has not been determined by an independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our PCAOB-registered public accounting firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price. As a result, the price of the shares in this Offering may not reflect the value perceived by the market. There can be no assurance that the common stock offered hereby is worth the price for which it will be offered and investors may, therefore, lose a portion of, or their entire, investment.

17.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) shares but unissued (85,000,000) shares assuming the sale of 6,000,000 shares in this Offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

18.

The proposed aggregate proceeds of this Offering are slightly more than the estimated costs of this Offering, so the Company may not receive any economic benefit from the completion of this Offering.

The proposed maximum aggregate proceeds of this Offering ($60,000) are slightly more than the proposed costs to complete this Offering ($28,000). Currently the costs of this Offering are estimated, however these costs could significantly rise through delay and other conditions that are out of our control. We may, therefore, receive no financial benefit from the completion of this Offering and may pay for some of the Offering costs from proceeds of operations or from other sources such as loans from officer(s) or other related and non-related parties.

19.

The interests of shareholders may be hurt because we can issue shares to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

20.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: “No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification”.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

21.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have contacted a market maker to file an application with FINRA on our behalf so as to be able to quote the shares on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. There can be no assurance that the market maker’s application when filed will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

(i)

any market for our shares will develop;

(ii)

the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this may take many days and is not a realistic option for issuers relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any financial analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be provided that an orderly or liquid market will ever develop for our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor Number 22 below.

22.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

23.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

24.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws”.

25.

Our board of directors (consisting of one person, our founder, president, and CEO) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

26.

The ability of our founder and CEO to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this Offering, our founder and CEO will beneficially own an aggregate of 60 percent of our common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our founder, and CEO will be in a position to continue to elect our Board of Directors, decide all matters requiring stockholder approval and determine our policies. The interests of our founder and CEO may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. Minority shareholders would have no way of overriding decisions made by our founder and CEO. This level of control may have an adverse impact on the market value of our shares because our founder and CEO may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community or may sell sufficient numbers of shares to significantly decrease our price per share.

27.

All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (9,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of one percent of the Company’s outstanding common stock every three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

All 9,000,000 issued and outstanding shares of our common stock are owned by our founder, and CEO, which consists of 6,000,000 and 3,000,000 shares issued for organizational services and tangible and intangible assets which may be sold commencing one year from the date that this Offering is completed. See “Market for Securities”.

28.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our Board of Directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

29.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

30.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will apply the proceeds from the Offering to pay for accounting, legal and professional fees associated with this Offering. Total estimated costs of this Offering ($28,000) are less than the maximum amount of Offering proceeds ($60,000) providing us with approximately $32,000 in working capital. Total estimated costs of the Offering, which principally relates to professional costs, are expected to consist of the following:

SEC Registration fee	$6.97
NASD filing fee	100.00
Accounting fees and expenses	7,000.00
Transfer agent fees	1,500.00
Blue sky fees and expenses	2,500.00
Miscellaneous expenses	1,893.03
Legal fees and expenses(relating to the preparation of our registration statement from inception to effective date and related documents)	15,000.00
Total	$28,000.00

As funds are obtained from the sale of shares, offering costs will be paid in the sequence listed in the table regardless of the amount of dollars collected. If all of the registered shares are sold, all costs will be paid for in full including legal fees which currently amount to $15,000. From the maximum Offering proceeds received we will pay all expenses associated with this Offering which include SEC registration fee, NASD filing fee, accounting and auditing fees, transfer agent fees, blue sky fees, and other expenses which are estimated to be $13,000, leaving approximately $32,000 of cash on hand for general operating expenses.

Upon beginning our Form S-1 process, we paid our legal counsel $5,000. We owe our legal counsel an additional $10,000 upon completion of the Offering. Our plans will not change regardless of whether the maximum proceeds are achieved, except to the extent indicated in MD&A “Liquidity” section.

THIS OFFERING

We will spend substantially more in costs on this Offering and our public reporting requirements than it will receive in proceeds if the maximum Offering amount is achieved. These costs may very well exceed our current and anticipated revenues, significantly. The Company believes the risks are worth taking because management believes, based on its own observation (not based on any formal studies), that current and potential vendors, consultants and other service providers will be more open to providing their services to a public company than a small, privately-held startup company. Management’s belief is based solely on informal consultation with various business and legal professionals who are known to us and have public company experience. These discussions developed our belief that being a public company may afford our business (management and its shareholders) with a higher degree of recognition than is normally attained as a small private (or non-public) business enterprise. We believe this may increase our ability and/or options to obtain financing for our growth. In addition, by being a public company we believe this may increase our future opportunities to raise funds or to pay vendors by issuing equity rather than cash. We cannot predict the likelihood of our observations and initial conclusions on the benefits of being a public company will prove to be accurate or even beneficial to us at all.

We are offering for sale a maximum of 6,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the Offering to close and we will retain all the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, and CEO, Mr. Estus, will attempt to sell the shares. This prospectus permits our founder and CEO to sell the shares directly to the public, with no commission or other remuneration. Mr. Estus will sell the shares and intends to offer them to friends, family and business acquaintances. In offering the securities on our behalf, Mr. Estus will rely primarily on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone and personal contacts.

As discussed above in connection with our selling efforts in this Offering, Mr. Estus will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, as amended, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1, promulgated under the Exchange Act, as amended. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Estus is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Estus will not be compensated in connection with his participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Estus is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, Mr. Estus will continue to perform duties for the Company or on its behalf other than in connection with the transactions in its securities. Mr. Estus may not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of shares in this Offering will be made payable to The Krueger Group, LLP- Attorney-Client Trust Account, our escrow agent. The Krueger Group, LLP, which also acts as our legal counsel, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to The Krueger Group, LLP at the address provided on the Subscription Agreement.

We will receive all proceeds from the sale of the 6,000,000 shares being offered. None of the proceeds will be received by anyone other than the Company. The price per share is fixed at $0.01 for the duration of this Offering.

All subscribed funds will be held in a non-interest-bearing account pending the completion of this Offering. This Offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 6,000,000 shares are sold), unless extended by our Board for an additional 180 days. There is no minimum number of shares that must be sold in this Offering. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

The Company will deliver stock certificates attributable to shares of common stock purchased directly by the purchasers within 30 days of the close of this Offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 72 hours after we receive them.

This Offering may terminate on the earlier of:

i.

the date when the sale of all 6,000,000 shares is completed, or

ii.

180 days after the effective date of this S-1 Registration Statement or any extension thereto.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this Offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has prospectively agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the time that this application process may require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and the broker-dealer’s clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in the common stock of the Company.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to complete a portion of our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the Offering are slightly more than our estimated costs (based on the maximum Offering proceeds received). Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose most of the value of their shares purchased in that each purchased share will have a net book value of $0.0013 a reduction of 87%. Net book value of existing shareholders’ shares will increase from $(0.0014) to $0.0013 because proceeds received from this Offering are more than estimated costs of this Offering.

The following table illustrates the dilution to the purchasers of the common stock in this Offering as of June 30, 2015:

	ASSUMING THE SALE OF:
	600,000 SHARES (10% OF THE MAXIMUM OFFERING)	1,200,000 SHARES (20% OF THE MAXIMUM OFFERING)	2,400,000 SHARES (40% OF THE MAXIMUM OFFERING)	3,600,000 SHARES (60% OF THE MAXIMUM OFFERING)	6,000,000 SHARES (MAXIMUM OFFERING)

OFFERING PRICE/ SHARE	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01

BOOK VALUE/ SHARE BEFORE THE OFFERING	$(0.0014)	$(0.0014)	$(0.0014)	$(0.0014)	$(0.0014)

BOOK VALUE/ SHARE AFTER THE OFFERING	$(0.0036)	$(0.0028)	$(0.0015)	$(0.0004)	$0.0013

NET INCREASE (DECREASE) TO ORIGINAL SHAREHOLDERS	$(0.0022)	$(0.0014)	$(0.0001)	$0.0010	$0.0027

DECREASE IN INVESTMENT TO NEW SHAREHOLDERS	$(0.0136)	$(0.0128)	$(0.0114)	$(0.0104)	$(0.0087)

DILUTION TO NEW SHAREHOLDERS (%)	100%	100%	100%	100%	87%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this Offering:

	PRICE PER SHARE	NUMBER OF SHARES HELD	PERCENTAGE OF OWNERSHIP	CONSIDERATION PAID
6,000,000 SHARES SOLD
EXISTING SHAREHOLDERS	$0.00333	9,000,000	60%	$30,000
INVESTORS IN THIS OFFERING	$0.01	6,000,000	40%	$60,000

3,600,000 SHARES SOLD
EXISTING SHAREHOLDERS	$0.00333	9,000,000	71%	$30,000
INVESTORS IN THIS OFFERING	$0.01	3,600,000	29%	$36,000

2,400,000 SHARES SOLD
EXISTING SHAREHOLDERS	$0.00333	9,000,000	79%	$30,000
INVESTORS IN THIS OFFERING	$0.01	2,400,000	21%	$24,000

1,200,000 SHARES SOLD
EXISTING SHAREHOLDERS	$0.00333	9,000,000	88%	$30,000
INVESTORS IN THIS OFFERING	$0.01	1,200,000	12%	$12,000

600,000 SHARES SOLD
EXISTING SHAREHOLDERS	$0.00333	9,000,000	94%	$30,000
INVESTORS IN THIS OFFERING	$0.01	600,000	6%	$6,000

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and the broker-dealer’s clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

We do not have any common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. Currently all outstanding shares of common stock are held by Mr. Estus, our founder, and CEO, (9,000,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of sale or any time during preceding three months will be able to resell their shares subject to the restrictions described below.

If we become a public reporting company under the Exchange Act, and have been for at least 90 days prior to the sale, six months must have elapsed since those shares were acquired from us or by an affiliate, we must remain current in our filings for an additional six months; in all other cases, one year must have elapsed since those shares were acquired from us or by an affiliate to be sold pursuant to Rule 144.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•

1% of the total number of our common shares then outstanding; or

•

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (the filing of Form 144) and the availability of current and timely public information about the Company must be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 along with such information as may be required in a Form 10 registration statement filed with the SEC, before a shareholder of restricted securities can resell their holdings in reliance upon Rule 144. The Form 10 information or disclosure is equivalent to the information that a registrant would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, may only be resold in reliance on Rule 144 if the following conditions are met:

1.

the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2.

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.

the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4.

at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•

If we have been a public reporting company for at least 90 days prior to the sale, then the current public information requirement is satisfied if we filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months preceding the sale (or such shorter period as we have been required to file those reports).

•

If we have not been a public reporting company for at least 90 days prior to the sale, then the requirement is satisfied if specified types of information about us (including our business, management, along with our discussion of financial condition and results of operations) are publicly made available.

However, no assurance can be given as to:

•

the likelihood of a market for our common shares developing,

•

the liquidity of any such market,

•

the ability of the shareholders to sell the shares, or

•

the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Operations

We were incorporated on December 15, 2014 and soon thereafter acquired our business plan from our founder and president, Mr. Dave Estus. Most of the activity through August 4, 2015 involved the execution of our business plan, business development, development of programming language for use with our portal as well as most recently the preparation of the Company’s financials and other corporate governance efforts in anticipation of this Offering.

We are a development stage company and have limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain as a going concern.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our intelligence management product(s) or services to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed any services. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire any services, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $100,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, and CEO providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Business

There is no way of accurately predicting when product development will progress to the point of generating any revenue. The timing of development is a function of having sufficient working capital. There is no way of knowing when or if we will be able to raise the funds necessary. If we do, services could be ready within three to six months following when the necessary funds have been secured. If we do not raise sufficient financing, revenue producing activities of any kind will most likely not commence for at least 18 months, if ever.

We are building a company that provides cubicle and office wall covering solutions. We are developing a proprietary website system (design portal) that provides customization of an extensive library of art and stock photography. Our design portal will enable consumers to create custom wall coverings that create an atmosphere that transcends the normal cubicle environment. The user will have access to diverse categories of art and they will be able to input their own cubicle dimension and layout, oriented the art to view points with precise fit to their cubicle walls.

Our intended design portal, ecommerce system and drop ship services outline a three-step method for providing users with what we believe to be a comprehensive approach to office and cubicle design. We believe this approach will provide an experience in office design that will become the new way to empower cube jockeys with a sense of satisfaction from their work space, valued by both employees and management. We believe this acceptance in office work space will provide rapid growth and popularity. We will create a system that easy to use and promotes creativity. This approach will additionally help us in creating long-lasting return customer relationships.

Our business operations will be comprised of two segments: a) design portal for internet users; and b) integration services for the office furnishings market. We are developing the design portal, middleware and back-office framework with the assistance of an established software development firm. The software development firm with which the Company has been working with is utilized on an as “needed basis”.

We developed the initial design portal framework and coding through both internal and outside sources. We have not yet formalized relationships with manufacturers of our product, drop ship partners or resellers that we intend to use. The Company intends to seek the help of outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on these technologies. We intend to pursue this strategy with further financing and hire an in-house web design and support group.

The Company continues to work on the development of its design portal through the management and skills of its founder and CEO, as well as through a web development firm which has been working with us on an as needed basis and as our budget allows.

To date no commercial website or services have been developed through these efforts.

The Company believes our customer will come primarily from social media advertising, word of mouth and specific technology conferences and conventions.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our web based business(s) or services to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed any services. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire any services, we must be able to secure the necessary financing, beyond just the proceeds of this offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $100,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, and CEO providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years.

We believe that our web based division (once developed, if at all) may begin to generate revenues earlier than the corporate direct sales (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Industry Overview

Privacy-challenged office workers may find it hard to believe, but open-plan offices and cubicles were invented by architects and designers trying to make the wok space world a better place—who thought that to break down the social walls that divide people, you had to break down the real walls, as well. Early 20th century modernist architects such as Frank Lloyd Wright saw walls and rooms as downright fascist in their presentation. The spaciousness and flexibility of an open plan, they thought, would liberate homeowners and office dwellers from the confines of their boxes. Businesses took up the idea less out of a democratic ideology than a desire to pack in as many workers as they could. The typical open-plan office during the first half of the 20th century contained long rows of desks occupied by office clerks in a white-collar assembly line.

Cubicles were interior designers’ attempt to bring some soul back in to the office space. In the 50s a German design firm broke up the rows of desks (assembly line) into organic groupings with partitions for privacy—what it called the Bürolandschaft, or “office landscape”. In 1964 famous furniture design company Herman Miller introduced the Action Office system. This offered such improvements as greater surfaces and multiple desk heights. In 1968 Herman Miller began to sell its system in modular components, with the unfortunate consequence of businesses cherry-picking the space-saving aspects of these designs, leaving out the humanizing touch. Herman Miller designer Robert Propst was tasked to "find problems outside the furniture industry and conceive solutions for them". Probst’s nickname the "Father of the Cubicle" is a misnomer. When Probst designed the Action Office system, "cubicle farms" or the very notion of it were not his intent. His own research into developing the ‘action office’ philosophically was contrary to the actual cubicle in many ways. The Action Office system was designed to promote productivity, privacy, and health at the expense of inefficient use of space. Cubicles are now typically designed to maximize the efficient use of space.

The efficient "cubicle" became popular in office design. Mostly because of the movable wall in the Action Office II system. This saved money in construction and development costs. After their introduction into the marketplace, the Action Office II and other office furniture systems were modified to pack in as many employees as possible into an office space. This progression was contrary to Probst’s vision. Probst stated that "The cubiclizing of people in the modern corporation is monolithic insanity”. During this era businesses began to shift their employees, not only clerks, but all into open-plan offices which maximized space. Today, companies are reverting to pre-cubicle rows of desks, now called “pods” to make them sound vaguely futuristic, which will still need our individualist wrap-around wall coverings.

Although open plans foster ambient awareness and teamwork, an article published in a major Asian health journal found that open plans cause conflict, high blood pressure and increased staff turnover. The next wave of idealistic office furniture planning will be rather more successful in achieving aesthetically pleasing and healthy alternatives for cube jockeys who spend 8-10 hours per day ‘living’ in.

Based on industry reports, online sales of graphic wall coverings (of which cubicle work spaces are a large part of) in the United States may surpass $10 million per annum. Over the next five years this represents more than $50 million in sales; a significant increase to current spending of wall covering graphics and other by-products.

Direct sales we believe has historically served corporate industrial design and growth is hard to predict, year over year. We believe the confluence of a need for large non-permanent graphic art in combination with the recent advances of printing, printing substrates, adhesives and online customization present an opportunity for us to position our business in introducing product and services.

Office space planning and design are vital components to achieving optimal office space plans. To achieve desired goals, most planners work with professionals that are both knowledgeable in the art and science of Computer Aided Design (CAD). These skills are an invaluable asset and an effective tool. Office space planning consultants with whom we plan to work with should be able to assist us in need and planning of our products to be integrated in successful office space projects which we will make available to them. This relationship building with office planning and design professionals should be helpful in suggesting our products and services for aesthetically pleasing cubicle design coverings.

Competitive Focus

We believe the following will assist us in exploiting the expected growth in custom designed wrap-around cubicle and wall covering market:

(1) Scalability. We believe our design portal and services will become scalable, a solution designed to serve the underserved, fragmented office cubicle design market.

(2) “Sticky” Consumer Relationships. Our business model will provide a solution that is designed to act as a competitive barrier and keep the user engaged with our design portal.

(3) Expertise in Aesthetics. Our founder has extensive experience art and aesthetics which comes from his vast experience in the game development industry. We will seek to capitalize on that expertise.

(4) Speed to Implementation. We believe that a fully-developed design portal and vertical distribution system will provide immediate insight into the usage (and behavior) of our customers’ assets.

Growth Strategy

Key elements of our growth strategy shall include:

(1)

Core Products. We plan to enhance our core products through user interface and functionality with our design portal as well as progressive and relevant new features and offerings as soon as reasonably practicable.

(2)

Focus. We intend to organically grow market penetration by: (a) securing contracts with office designers in various markets, (b) exploiting social networks, (c) leveraging development opportunities, and (d) adding solutions to professionals in the market.

(3)

Strategic Alliances. We plan to team with other businesses that have complementary features to our products, when fully developed, thereby reducing our development cost and introducing us to consumers and end-users.

(4)

International Expansion. We intend to expand internationally through partnerships and alliances.

Business Objectives

Our objective is to become a provider of cubicle panel and non-permanent wall coverings. We are perusing the following strategies to achieve this object:

(1)

Initiating website development and ecommerce function, identifying service offerings, promoting, and advertising through social media campaigns.

(2)

Create a national media presence through social media – We will seek to create and enhance a national awareness and aggressively market our products through social media outlets.

(3)

Identify and develop strategic relations with our Drop Ship partners – utilize partners, high volume distribution facility to create highly efficient low cost production model.

Aesthetically pleasing cubicle environments we believe contribute to an employee’s overall productivity and sense of well-being. Cubicle environments can convey a sense of mission reinforcing a business culture that an employer worked hard to develop. CubeScape will provide a comprehensive selection of coverings that can be themed oriented or business branded enhancing that culture and productivity. Every cubicle may not have a spectacular window view, but with CubeScape’s product offerings we can provide a view to vistas for the occupant.

CubeScape products we believe will transform any neutral cubicle space into a truly inspirational branded for all to enjoy, not just the occupants. Clients and contractors visiting offices decked out in CubeScape products will instantly recognize your business mission. Depictions of communities you serve are displayed in a variety of graphic form. Printed wall murals, large photographic panels, along with artistic window graphics reinforce what your business is all about. Prompt questions immediately by illustrating your business mission and vision through our product offering. We will assist you in branding your organization with in a cohesive and aesthetically pleasing CubeScape product.

This prospectus includes very limited market and industry data and forecasts that we obtained from internal research, publicly available information and industry publications and surveys. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors”.

The following timeline outlines the steps that we intend to take. Each step outlines the metrics or performance that we must accomplish in order to move forward with our business plan.

Step One (Q1/Q2) ($10,000 est. costs)

Website development: Work with established webhosting businesses and web developer to stand up Cubescape.biz website. Test EDI functionality to drop ship partners and financial institutions.

Step Two (Q2/Q3) ($5,000 est. costs)

Ecommerce: Finalize strategic relations with ecommerce provide to integrate back office functionality between website selected ecommerce system servers.

Step Three (Q3/Q4) ($5,000 est. costs)

Drop ship partners: Establish ordering system between website and drop ship partners. Verify system functionality with ecommerce solution providers. Test entire order process through to shipment verification.

Step Four (Q5) ($5,000 est. costs)

Direct Sales: Develop direct sales strategy with consultants. Work with consultants to identify and approach manufacturers and corporate design specialist.

As mentioned above, our steps are predicated upon the Company obtaining financing either through additional equity or debt beyond our Offering. If we are not able to obtain the financing as determined by the above steps, we will not be able to meet or achieve any of the time-line objectives. If we complete 75%, 50%, 25% or even 10% of our additional financing objectives, we will not be able to pursue any of our action steps. In that case the Company will be forced to proceed on a piecemeal basis using the services of our founder, and CEO and the very limited use of outside contractors when and if limited funds are obtained. Our founder and CEO currently devotes in excess of 20 hours a week to our continued business efforts. There is no realistic way to predict the timing or completion in that scenario.

Without additional financing to this Offering proceeds we will not be able to pursue our business plan or its time-line objectives, and the Company may fail entirely.

It is our plan to seek additional financing from either equity financing or through debt instruments. These efforts will most likely occur after this Offering is complete and the aggregate proceeds have been received. Company’s management has, through relationships and partnerships, begun the necessary work on some of our intended products. Our founder and CEO has primarily provided these services through the date of this prospectus. Our business plan requires further completion of these tasks which require the hiring of employees and/or outside contractors. With the level of sophistication and expertise of our founder and CEO, as well as other various professionals that he knows, the Company should make progress in its development planned product, but currently no specific timeframe can be provided. Most if not all of these actions will be predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the progression steps of this business plan will not occur as planned and may never occur.

We currently have no sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales or marketing firms. We currently do not have any cash or other resources to commence the use of outside service providers. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our founder and CEO, will continue to provide his services without consideration. We have no formal agreement in place with our founder and CEO covering his services, our founder’s and CEO’s plan will be to do all of the administrative and planning work as well as programming and marketing work on his own without consideration while he continues to seek other sources of funding for the Company.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity. Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

Results of Operations for the period December 15, 2014 (inception) through December 31, 2014

Expenses

Expenses for the period ended December 31, 2014 were $6,610. Officer’s compensation was $6,000 for the period ended December 31, 2014. Organizational costs were $610 for the period ended December 31, 2014.

Loss before provision for income taxes

Loss before provision for incomes taxes for the period ended December 31, 2014 was $6,610. We recorded no provision for federal or state income taxes. We have not generated any revenues.

Results of Operations for the six month period ended June 30, 2015

Expenses

Expenses for the six month period ended June 30, 2015 were $36,300. Development costs for our internal-use software was $19,200 for the six month period ended June 30, 2015. Administrative costs and other expense was $11,600 for the six month period ended June 30, 2015, which included rent expense due and owing to our founder, Mr. Estus. Amortization and depreciation expense was $5,500 for the six month period ended June 30, 2015. We amortize and depreciate our intangible and tangible assets over twenty-four (24) months.

Loss before provision for income taxes

Loss before provision for incomes taxes for the six month period ended June 30, 2015 was $36,300. We recorded no provision for federal or state income taxes. We have not generated any revenues.

Liquidity

We will pay all costs relating to the Offering which are estimated to be $28,000. These expenses will be paid as and when necessary or otherwise accrued. Absent the ability to pay the remaining amounts upon closing of this Offering, we will need to seek out financial assistance from our shareholders or third parties who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus. To the extent that such liabilities cannot be extended or satisfied in other ways we may seek outside financing or loans. If and when loaned, these loans most likely will be evidenced by non-interest-bearing unsecured notes treated as loans until repaid, if and when CSI has the financial ability to do so. No formal written arrangement exists with respect to anyone’s commitment to loan us funds for this purpose.

Since acquiring the business plan, most of our resources and work have been devoted to executing our business plan, limited writing and testing of software code, testing and mock-up of our internet portal and smartphone apps to be used with our intended product, implementing systems and controls, and completing our registration statement. When the registration statement is completed, we will refocus our work on our product and service offerings as well as push the development of our proprietary software for internal use. We believe the development work needed to initiate and complete software development, attract developers, and initiate our marketing plans, including the development of a saleable product, will range between $100,000 and $150,000 if outside contractors and experts are used. If we are able to secure funding to outsource these procedures, of which there can be no assurance, we can commence the launch of our intended product and services to the end user or consumer. If we are only able to use internal resources only (primarily consisting of the services of our founder, and CEO), the process will take much longer and our initial launch may be limited to a much smaller target market. If we are unable to raise any funds, the development costs would have to be provided by our founder and CEO to the extent that he is capable and willing to provide such funds. While we have engaged the services of a software development firm which we use on an as “needed basis” their function and assistance is limited. Our goal would be to have product and our internet portal available, sales channels and a comprehensive website up and running within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, will be solicited from business associates of our founder and CEO or through private investors referred to us by those same business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees, consultants and independent contractors whenever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the development of our product and the stages as outlined above.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $75,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases but should be lower during our first year of being public because our overall business volume (and financial transactions) will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization (if ever). These obligations will reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts. We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs and the advice that we have received from various business professionals. Issuing shares of common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business and business opportunities. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of CSI because the shares may be issued to parties or entities committed to supporting existing management. CSI may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them.

As of June 30, 2015 we owed approximately $27,800 in connection with software development costs incurred, consulting services and other expenses. We have not entered into any formal agreements, written or oral, with any vendors or other providers for payment of services or expenses. There are no other significant liabilities as of June 30, 2015.

As of June 30, 2015 we owed $14,610 in connection with interest-free demand loans from various unrelated parties, and a related party. The proceeds were used for basic working capital purposes.

Recently Issued Accounting Pronouncements

The Company evaluated recent accounting pronouncements through June 30, 2015 and believes there are none that have a material effect on the Company’s financial statements except for the following.

In June of 2014 the Financial Accounting Standards Board issued Accounting Standards Update ASU 2014-10, “Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation” (“ASU 2014-10”). Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company has adopted the provisions of ASU 2014-10 for the period ending June 30, 2015. The adoption of ASU 2014-10 did not have a significant impact on our results of operations, financial condition or cash flow.

In August, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern have been disclosed in Note 2 below.

Amendments clarifying guidance in Topic 205, Risks and Uncertainties, are applicable to entities that have not commenced planned principal operations, which we have commenced recently.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future financial statements.

Critical Accounting Policies

The preparation of financial statements and related footnotes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 1 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were incorporated under the laws of the State of Nevada on December 15, 2014, at which time we acquired a business plan, various pieces of information technology, furniture and other office equipment, as well as industry resource materials and business relationships from our founder and CEO. As of August 4, 2015, we had one employee, our founder and CEO, Mr. Estus. For fiscal year 2015, Mr. Estus will devote at least 20 hours a week to us but may increase the number of hours as necessary.

The Company issued 6,000,000 shares of its common stock to Mr. Estus at inception in exchange for organizational services incurred upon incorporation. Following our formation, we issued an additional 3,000,000 shares of our common stock to Mr. Estus, in exchange for a business plan, office furniture, design equipment, computing equipment along with other related industry materials that he developed over a period exceeding 10 years. See also “Certain Relationships and Related Transactions”.

As a senior video game artist with Sony PlayStation of America, Mr. Estus was the third employee to be hired by the newly developed PlayStation division in Rancho Bernardo, California (located outside of San Diego). Mr. Estus experienced a significant amount of rudimentary development at Sony in his career there. Computer graphics in the 80s and early 90s were primarily two-dimensional (2D) with low resolution. Early in 1992 with the debut of the PlayStation system, this format changed forever.

The first platform developed with which Mr. Estus participated in was to support three-dimensional (3D) graphics with a higher pixel resolution. This became a completely new approach to video game graphics. The PlayStation moved game graphics from 2D, flat graphics, to 3D polygonal models and environment. While 3D had its inherent problems, unlike 2D graphics, 3D graphics allowed the user to move closer to the camera plane, feeling immersed. This requires the video game artist to control ‘texel density’, a major concern in the video game industry which caused pixilation of texture maps as they approached the foreground (texel density is the process by which the graphic artist ensures that meshes and textures are proper in height, width and depth for that ‘virtual experience’). Never before had the industry needed to consider texture maps in coming as close as they had to the viewing plane and of course pixilated. Mr. Estus through his role with Sony was on the cutting edge of game development and the new frontier which Sony and its PlayStation system invoked.

Another progressive development Mr. Estus was involved in was integrating movies (commercial media) into video games. Frame rate, resolution were all significant considerations, a balance needed to be struck to achieve the highest resolution possible while maintaining significant high frame rates within the game. Mr. Estus first visualized the idea of continuous wrap-around 3D posters for cubicles and various other wall spaces was while he was at Sony. Mr. Estus’ professional experience has provided him with keen insight to resolution and focal points, such as those needed for successful game products. Through experimentation and multiple manufacturing trial and error, Mr. Estus established the importance of focal point in the product. Focal point is the part of a photograph or digital image that is 100% in focus, whereas, less important elements are not focused. The focal point draws the viewer (or user) into specific viewing area (targets) in the pixilated space. Mr. Estus believes that anyone can take a picture, print it, and slap it on a cubicle wall panel, however that is not what CubeScape is all about. CubeScape will allow the user to actively choose a location within the pixilated space, drawing the viewer in, creating a cozy and comfortable place for the mind to achieve its desired result.

This we believe is a vital aspect of what will be the CubeScape experience. Mr. Estus will maximize his professional expertise in graphics and the gaming industry providing a supported background for CubeScape product offerings to transform the cube sphere. Mr. Estus believes the cubicle environment is stale, non-progressive and demotivating to the user of the cubicle (the cube jockey).

We are a development stage company and have no specific financial resources. We have not established or attempted to establish a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern. We are in the early stages of executing our business plan. We still have a significant amount of work that needs to be completed and funds that need to be raised in order to compete within this sophisticated marketplace. To date, we have not developed any finished products or services and cannot predict when a finished product or services will be developed or externally acquired. We believe that we have an advantage with our founder, and CEO and his industry relationships and the solicitation of their help with growing our business model.

As of June 30, 2015, we had limited assets which consisted of; prepaid expense of $1,000, tangible assets valued at $3,700, net of depreciation expense of $848 and intangible assets relating to our business plan valued at $20,300, net of amortization expense of $4,652 and deferred offering costs of $10,000. In order to fund the development of our business and our working capital needs for the next 12 months, we intend to attempt to secure funding from the sale of common stock, from stockholder or non-related party loans, or from funding provided by strategic joint ventures or partners. Furthermore in order to be able to implement the foregoing plan of operations, we anticipate that we will need to secure financing between $100,000 and $150,000 during the first quarter of calendar year 2016 if we are able to complete this Offering. If we are unsuccessful in raising additional financing, we will not be able to proceed with execution of our business plan.

Based on the exact nature of our business and expected level of competition, we anticipate incurring operating losses into the foreseeable future. Because we currently do not have a fully developed and completed website system (design portal) for our wrap-around products for cubicles and other walls, and our resources are severely limited, we cannot predict if and when we will generate revenues or whether we will become a viable and sustainable business operations. Accordingly, due to our lack of assets, significant operations and for the foreseeable future the ability to generate revenues, our auditors have stated in their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

General Overview

There is no way of accurately predicting when product development will progress to the point of generating any revenue. The timing of business development is a function of having sufficient working capital. There is no way of knowing when or if we will be able to raise the necessary funds. If we do, fully developed product offerings could be ready within three to six months following when the necessary funds have been secured. If we do not raise sufficient financing, revenue producing activities of any kind will most likely not commence until at least 18 months, if ever.

We are building a company that provides cubicle and office wall covering solutions. We are developing a proprietary website system (design portal) that provides customization using our extensive library of art and stock photography. Our design portal will enable the consumer to create custom wall coverings that create an atmosphere that transcends the normal cubicle environment. Users will have access to diverse and ever increasing categories of art, photography, and other graphic materials which they will be able utilize through the input of their cubicle dimension and layout, orient the art with a precise fit to their cubicle walls and/or office work space.

Our intended design portal, ecommerce system and drop ship services outline a three-step method for providing users with what we believe to be a comprehensive approach to office and cubicle design. We believe this approach will provide an experience in office design that will become the new way to empower cube jockeys with a sense of satisfaction from their work space, and will be valued by both employee and management. We believe this acceptance in office work space will provide rapid growth and popularity. We will create a system that easy to use and promotes creativity. This approach will additionally help us in creating long-lasting return customer relationships.

Our business operations will be comprised of two segments: a) design portal for internet users; and b) integration services for the office furnishings market. The design portal, middleware and back-office framework were developed with the assistance of an established software development firm. The Company developed its initial design of the design portal and web-management software through the efforts of its founder and CEO, and the software development firm with which the Company has been working with on an as “needed basis”.

The design portal development has been through the direct assistance of a software development firm (since early 2011) and the efforts of our founder, Mr. Estus. We developed an initial framework and design. The Company intends to seek the assistance of outside sales and marketing consultants to develop a professional sales and marketing strategy to capitalize on our product designs. We will seek to staff a management team (besides Mr. Estus) with the technical skills necessary in technology, software writing and a strong emphasis on graphics design and artwork. We intend to with further financing create and staff an in-house web development group, which we believe will develop new generations of the design portal and services of a similar nature to our business development in gaming software cubicle and office wall covering solutions.

The Company continues to work on the development of its design portal through the management and skills of its founder, and CEO, as well as through a web development firm which has been working with us on an as needed basis and as our budget allows. To date no commercial website or services has been developed through these efforts. The Company believes initially our customers will come primarily from social media advertising, word of mouth and specific technology shows and conventions.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our web based business or services to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed any services. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire any services, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $100,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder and CEO providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years.

We believe that our web based division (once developed, if at all) may begin to generate revenues earlier than the corporate direct sales (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Industry Overview

Privacy-challenged office workers may find it hard to believe, but open-plan offices and cubicles were invented by architects and designers trying to make the wok space world a better place—who thought that to break down the social walls that divide people, you had to break down the real walls, as well. Early 20th century modernist architects such as Frank Lloyd Wright saw walls and rooms as downright fascist in their presentation. The spaciousness and flexibility of an open plan, they thought, would liberate homeowners and office dwellers from the confines of their boxes. Businesses took up the idea less out of a democratic ideology than a desire to pack in as many workers as they could. The typical open-plan office during the first half of the 20th century contained long rows of desks occupied by office clerks in a white-collar assembly line.

Cubicles were interior designers’ attempt to bring some soul back in to the office space. In the 50s a German design firm broke up the rows of desks (assembly line) into organic groupings with partitions for privacy—what it called the Bürolandschaft, or “office landscape”. In 1964 famous furniture design company Herman Miller introduced the Action Office system. This offered such improvements as greater surfaces and multiple desk heights. In 1968 Herman Miller began to sell its system in modular components, with the unfortunate consequence of businesses cherry-picking the space-saving aspects of these designs, leaving out the humanizing touch. Herman Miller designer Robert Probst was tasked to "find problems outside the furniture industry and conceive solutions for them". Propst’s nickname the "Father of the Cubicle" is a misnomer. When Propst designed the Action Office system, "cubicle farms" or the very notion of it were not his intent. His own research into developing the ‘action office’ philosophically was contrary to the actual cubicle in many ways. The Action Office system was designed to promote productivity, privacy, and health at the expense of inefficient use of space. Cubicles are now typically designed to maximize the efficient use of space.

The efficient "cubicle" became popular in office design. Mostly because of the movable wall in the Action Office II system. This saved money in construction and development costs. After their introduction into the marketplace, the Action Office II and other office furniture systems were modified to pack in as many employees as possible into an office space. This progression was contrary to Probst’s vision. Probst stated that "The cubiclizing of people in the modern corporation is monolithic insanity”. During this era businesses began to shift their employees, not only clerks, but all into open-plan offices which maximized space. Today, companies are reverting to pre-cubicle rows of desks, now called “pods” to make them sound vaguely futuristic, which will still need our individualist wrap-around wall coverings.

Although open plans foster ambient awareness and teamwork, an article published in a major Asian health journal found that open plans cause conflict, high blood pressure and increased staff turnover. The next wave of idealistic office furniture planning will be rather more successful in achieving aesthetically pleasing and healthy alternatives for cube jockeys who spend 8-10 hours per day ‘living’ in.

Based on industry reports, online sales of graphic wall coverings (of which cubicle work spaces are a large part of) in the United States may surpass $10 million per annum. Over the next five years this represents more than $50 million in sales; a significant increase to current spending of wall covering graphics and other by-products.

Direct sales we believe has historically served corporate industrial design and growth is hard to predict, year over year. We believe the confluence of a need for large non-permanent graphic art in combination with the recent advances of printing, printing substrates, adhesives and online customization present an opportunity for us to position our business in introducing product and services.

Office space planning and design are vital components to achieving optimal office space plans. To achieve desired goals, most planners work with professionals that are both knowledgeable in the art and science of Computer Aided Design (CAD). These skills are an invaluable asset and an effective tool. Office space planning consultants with whom we plan to work with should be able to assist us in need and planning of our products to be integrated in successful office space projects which we will make available to them. This relationship building with office planning and design professionals should be helpful in suggesting our products and services for aesthetically pleasing cubicle design coverings.

Competitive Focus

We believe the following will assist us in exploiting the expected growth in custom designed wrap-around cubicle and wall covering market:

(1)

Scalability. We believe our design portal and services will become scalable, a solution designed to serve the underserved, fragmented office cubicle design market.

(2)

“Sticky” Consumer Relationships. Our business model will provide a solution that is designed to act as a competitive barrier and keep the user engaged with our design portal.

(3)

Expertise in Aesthetics. Our founder has extensive experience art and aesthetics which comes from his vast experience in the game development industry. We will seek to capitalize on that expertise.

(4)

Speed to Implementation. We believe that a fully-developed design portal and vertical distribution system will provide immediate insight into the usage (and behavior) of our customers’ assets.

Growth Strategy

Key elements of our growth strategy shall include:

(1)

Core Products. We plan to enhance our core products through user interface and functionality with our design portal as well as progressive and relevant new features and offerings as soon as reasonably practicable.

(2)

Focus. We intend to organically grow market penetration by: (a) securing contracts with office designers in various markets, (b) exploiting social networks, (c) leveraging development opportunities, and (d) adding solutions to professionals in the market.

(3)

Strategic Alliances. We plan to team with other businesses that have complementary features to our products, when fully developed, thereby reducing our development cost and introducing us to consumers and end-users.

(4)

International Expansion. We intend to expand internationally through partnerships and alliances.

Business Objectives

Our objective is to become a provider of cubicle panel and non-permanent wall coverings. We are pursuing the following strategies to achieve this object:

(1)

Initiating website development and ecommerce function, identifying service offerings, promoting, and advertising through social media campaigns.

(2)

Create a national media presence through social media – We will seek to create and enhance a national awareness and aggressively market our products through social media outlets.

(3)

Identify and develop strategic relations with our Drop Ship partners – utilize partners, high volume distribution facility to create highly efficient low cost production model.

Aesthetically pleasing cubicle environments we believe contribute to an employee’s overall productivity and sense of well-being. Cubicle environments can convey a sense of mission reinforcing a business culture that an employer worked hard to develop. CubeScape will provide a comprehensive selection of coverings that can be themed oriented or business branded enhancing that culture and productivity. Every cubicle may not have a spectacular window view, but with CubeScape’s product offerings we can provide a view to vistas for the occupant.

CubeScape products we believe will transform any neutral cubicle space into a truly inspirational branded for all to enjoy, not just the occupants. Clients and contractors visiting offices decked out in CubeScape products will instantly recognize your business mission. Depictions of communities you serve are displayed in a variety of graphic form. Printed wall murals, large photographic panels, along with artistic window graphics reinforce what your business is all about. Prompt questions immediately by illustrating your business mission and vision through our product offering. We will assist you in branding your organization with in a cohesive and aesthetically pleasing CubeScape product.

This prospectus includes very limited market and industry data and forecasts that we obtained from internal research, publicly available information and industry publications and surveys. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors”.

The following timeline outlines the steps that we intend to take. Each step outlines the metrics or performance that we must accomplish in order to move forward with our business plan.

Step One (Q1/Q2) ($10,000 est. costs)

Website development: Work with established webhosting businesses and web developer to stand up Cubescape.biz website. Test EDI functionality to drop ship partners and financial institutions.

Step Two (Q2/Q3) ($5,000 est. costs)

Ecommerce: Finalize strategic relations with ecommerce provide to integrate back office functionality between website selected ecommerce system servers.

Step Three (Q3/Q4) ($5,000 est. costs)

Drop ship partners: Establish ordering system between website and drop ship partners. Verify system functionality with ecommerce solution providers. Test entire order process through to shipment verification.

Step Four (Q5) ($5,000 est. costs)

Direct Sales: Develop direct sales strategy with consultants. Work with consultants to identify and approach manufacturers and corporate design specialist.

As mentioned above, our steps are predicated upon the Company obtaining financing either through additional equity or debt beyond this Offering. If we are not able to obtain the financing as determined by the above steps, we will not be able to meet or achieve any of the time-line objectives. If we complete 75%, 50%, 25% or even 10% of our additional financing objectives, we will not be able to pursue any of our action steps. In that case, the Company will be forced to proceed on a piecemeal basis using the services of our founder, and CEO and the very limited use of outside contractors when and if limited funds are obtained. Our founder and CEO currently devotes in excess of 20 hours a week to our continued business efforts. There is no realistic way to predict the timing or completion in that scenario.

Without additional financing to this Offering proceeds we will not be able to pursue our business plan or its time-line objectives, and the Company may fail entirely.

It is our plan to seek additional financing from either equity financing or through debt instruments. These efforts will most likely occur after this Offering is complete and the aggregate proceeds have been received. Our management has, through relationships and partnerships, begun the necessary work on some of our intended products. Our founder and CEO has primarily provided these services through the date of this prospectus. Our business plan requires further completion of these tasks which require the hiring of employees and/or outside contractors. With the level of sophistication and expertise of our founder and CEO, as well as other various professionals that he knows, the Company should make progress in its development planned product, but currently no specific timeframe can be provided. Most if not all of these actions will be predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the progression steps of this business plan will not occur as planned and may never occur.

We currently have no sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms. We currently do not have any cash or other resources to commence the use of outside service providers. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our founder and CEO will continue to provide his services without consideration. We have no formal agreement in place with our founder and CEO covering his services, our founder’s and CEO’s plan will be to do all of the administrative and planning work as well as programming and marketing work on his own without consideration while he continues to seek other sources of funding for the Company.

Intellectual Property

We have no patents or trademarks, except for the following: On April 17, 2007, Mr. Estus, our founder applied for the standard trademark ‘CUBESCAPES’ which was given the following serial number by the USPTO #78/830910. The trademark is for the following use and application according to the USPTO - Continuous Wrap-Around Banner Art Posters Made of Paper for Office Space Cubicles.

Government Regulation and Industry Standards

There are an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of services and services. Moreover, the application to the Internet of existing laws governing issues such as intellectual property ownership and infringement, pornography, obscenity, libel, gaming, employment and personal privacy is uncertain and developing. Any such legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet in general, prevent us from delivering our content in different parts of the world and increase our costs of selling services or otherwise operating our business.

Furthermore, legislation regulating online content could limit the growth in use of the Internet generally and decrease the overwhelming acceptance of the Internet as an advertising and e-commerce medium.

Websites typically place identifying data, or cookies, on a user's hard drive without the user's knowledge or consent. Many Internet companies use cookies for a variety of different reasons, including the collection of data derived from the user's Internet activity. Any reduction or limitation in the use of cookies could limit the effectiveness of our sales and marketing efforts utilizing these Internet based companies. Most currently available Web browsers allow users to remove cookies at any time or to prevent cookies from being stored on their hard drive.

Some privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. In addition, the European Union (the “EU”) and many countries within have adopted privacy directives or laws that strictly regulate the collection and use of information regarding Internet users that is identifiable to particular individuals. Privacy legislation has been proposed in the United States as well, and the Federal Trade Commission has taken action against website operators that do not comply with state privacy policies. These and other governmental efforts may limit our ability to target advertising or collect and use information regarding the use of our websites. Fears relating to a lack of privacy could also result in a reduction in the number of users or customers which could harm our business and financial results.

Employees

As of August 4, 2015, we had one employee, our founder and CEO, Mr. Estus. During calendar year ending December 31, 2015 (dependent on our financing and available working capital), Mr. Estus will devote at least 20 hours a week to us and may increase the number of hours as necessary. Mr. Estus is allowed to devote this time to our Company as he is not limited or restricted from being involved with us by his other business operations. Mr. Estus currently has no agreement with the Company which provides for payment of his services. We may be limited in seeking the employment of others to assist in future operations. Our founder and CEO’s current plan is to provide all administrative and planning work as well as perform the coding for software and marketing efforts on his own without any cash compensation while he seeks other sources of funding for the Company and its business plan.

Mr. Estus has been compensated through the form of common stock in the Company, and will forego any payments for his services. It is his belief that these actions are in the best interest of the Company and its prospective investors who may invest in this Offering. We may in the future use other independent contractors and consultants to assist in many aspects of our business on an “as needed” or per project basis pending adequate financial resources being available or their ability to defer payment for their services.

Property

Our office and mailing address is 1854 Oxford Avenue, Cardiff-by-the-Sea, California 92007. This space is currently used by us and another business that Mr. Estus operates from this location. The property from which we conduct our operations is owned by Mr. Estus. Mr. Estus charges us $500 per month and pays for all the utilities and maintenance costs required by the facility. There is no written lease agreement and we are on a month-month rental with Mr. Estus.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table and text sets forth the names and ages of all our directors and executive officers and key management personnel as of August 4, 2015. Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting which may follow the annual meeting of stockholders. Provided is a brief description of the business experience of each director and executive officer and key management personnel during the past five years and indication of directorships held by (if any) of each director in other companies subject to the reporting requirements under the Federal securities Acts.

Name	Age	Position

David L. Estus	50	Chairman, CEO (Principal Executive Officer) CFO (Principal Financial and Accounting Officer)

David L. Estus, Chairman, CEO

Mr. Estus is currently the Company’s sole officer and director in the respective capacities of CEO, CFO and Chairman of the Company’s Board of Directors. He has held this position since December 15, 2014. He is responsible for all duties required of a corporate officer and the development of the business. From May 2005 through the present, Mr. Estus has served as an executive 3D Artist Designer for Monte Roca Game Design Company. Monte Roca Game Design Company is an interactive game company that works closely with game designers in the game market providing creative design expertise along with advanced solutions to game projects. This includes art design concept, 3D environments, character design modelling animation, cutting edge designs which particle effects, dynamic lighting and actor based motion capture animation; all enhancing video game experience. From 1992 to 2005, Mr. Estus served as Senior Art Director with 989 Studios a division of Sony Corporation, which grew to become one of North America’s largest developers of video games. Mr. Estus’ most successful product was the 989 Major League Baseball video game series. The Company believes that Mr. Estus’ experience in the video game industry makes him a valuable member of the Company’s Board of Directors and management team.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are identified and terms of employment are mutually negotiated and agreed, particularly when we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve potential conflicts of interest, we entered into a written agreement with Mr. Estus specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other entities) would be presented by him solely to us.

We cannot provide assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

Upon our incorporation in December 2014, we adopted a written code of ethics applicable to our Board of Directors, officers and employees in accordance with applicable securities laws. Our Board of Directors shall oversee compliance with the code of ethics as it relates to the Company through an officer designated by the Board of Directors. Employees are required to report known and suspected breaches of our code of ethics to an appropriate supervisor, or in the case of officers and directors, to a senior officer designated by our Board of Directors. Our code of ethics is designed to deter wrongdoing and to promote:

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honest and ethical conduct;

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full, fair, accurate, timely and understandable disclosure in reports and documents that we will file with securities regulators and in our other public communications;

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compliance with applicable laws, rules and regulations, including insider trading compliance; and

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accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

Directors (currently just one) will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current directors’ term of office expires on December 31, 2015. All officers are appointed annually by the Board of Directors subject to existing employment agreements and serve at the discretion of the board. Currently, our director receive no compensation for his role as a director as he receives compensation for his role as an officer.

As long as we have no additional directors besides our founder, president, chief executive officer, and Chairman, all votes on issues are resolved in favor of the Chairman’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of CSI:

1.

had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i.

acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

engaging in any type of business practice; or

iii.

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.

found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the CSI Board of Directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by CSI for any expenses incurred in attending directors' meetings provided that CSI has the resources to pay these fees. CSI will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from December 15, 2014 (inception) to December 31, 2014, compensation awarded to or paid to, or earned by, our CEO (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
(1) David Estus CEO, CFO and Director	2014	-	-(2)	-	-	-	-	6,000	6,000(2)

The Company has no formal employment arrangement with Mr. Estus for services. Mr. Estus’ compensation is not based on any percentage calculations. Mr. Estus makes all decisions determining the amount and timing of payment for his compensation and, for the immediate future, Mr. Estus has elected not to receive any payment of compensation which permits us to meet our financial obligations.

(1) Mr. Estus upon inception (December 15, 2014) received 6,000,000 shares of common stock of the Company in exchange for organizational services valued at $6,000. The Company does not intend to issue any additional shares to Mr. Estus for services as an officer or as a director.

(2) Mr. Estus invoices the Company for rental expense of $500 per month on a month-to-month verbal rental agreement. We do not consider the expense to be characterized as additional income to Mr. Estus as it is significantly below fair market value for comparable rents.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended December 31, 2014. The Company had no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period ended December 31, 2014. The Company had no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of December 31, 2014 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

PRINCIPAL SHAREHOLDERS

As of August 4, 2015 we had 9,000,000 shares of common stock outstanding held by one shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and/or entities. This chart discloses persons known by the Board of Directors to have, or claim to have: (i) beneficial ownership of more than 5% of the outstanding shares of our common stock as of August 4, 2015; (ii) of all directors and executive officers of CSI; and (iii) of our directors and officers as a group.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent of Class
			Before Offering	After Offering(d)
Common	David Estus (c)	9,000,000	100.00%	60.00%

	All Directors and Officers as a group (1 person)	9,000,000	100.00%	60.00%

(a) The address for purposes of this table is 1854 Oxford Avenue, Cardiff-by-the-Sea, California 92007.

(b) Unless otherwise indicated, we believe all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Mr. Estus received 3,000,000 shares for selling certain intangible and tangible assets to the Company on January 15, 2015. The business plan, software development costs, computing and other equipment present the basis for our business with which we have executed upon.

(d) Assumes the sale of the maximum amount of this Offering (6,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the Offering would be 9,000,000 based upon such assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoter of the Company is Mr. Estus, founder, CEO and principal financial officer.

Our office and mailing address is 1854 Oxford Avenue, Cardiff-by-the-Sea, California 92007. This space is provided to us by Mr. Estus. Mr. Estus charges us $500 per month and pays for all utilities and other maintenance costs for the facilities. There is no written lease agreement and we are on a month-month rental notice.

We issued 6,000,000 shares of its common stock to its founder and CEO, Mr. Estus, in exchange for organizational services incurred upon incorporation. These services were valued at $6,000.

Mr. Estus developed our business plan, the foundation for our internal-use software to be used to support our design portal, which we will continue to develop and improve upon. Mr. Estus received 3,000,000 shares of our common stock for selling certain tangible and intangible assets to us. The value of the assets purchased was $24,000, which is far less than the total cost incurred by Mr. Estus.

DESCRIPTION OF CAPITAL STOCK

Introduction. We were incorporated under the laws of the State of Nevada on December 15, 2014. We are authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock. Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designation, rights and other preferences determined from time to time by our Board of Directors. No shares of preferred stock have been designated, issued or are outstanding as of August 4, 2015. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, and other rights that could adversely affect the rights of holders of our common stock. We have no intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our Board of Directors may determine, without further vote or action by our stockholders:

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the number of shares and the designation of the series;

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whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

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whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

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whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

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whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

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the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock. Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 9,000,000 shares of our common stock issued and outstanding at August 4, 2015 that are held by one shareholder. The holders of our common stock:

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have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the Board of Directors;

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are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

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do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

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are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See Plan of Distribution regarding negative implications of being classified as a “Penny Stock”.

Authorized but Un-issued Capital Stock. Nevada law does not require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters. As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes (“NRS” or “Nevada law”). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our Board of Directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

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listed on a national securities exchange,

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included in the national market system by the FINRA, or

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held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.

the articles of incorporation, and all amendments thereto,

ii.

bylaws and all amendments thereto; and

iii.

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of a stock ledger or duplicate stock ledger, Nevada law provides that a corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the “EDGAR” database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An “acquiring person” means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. “Controlling interest” means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. “Control shares” means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an “interested shareholder”. As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon effectiveness of this registration statement on Form S-1 we will be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any “combination” with an interested stockholder for three years after the interested stockholder acquired their shares that cause him/her to become an interested shareholder, unless they obtain prior approval from our Board of Directors. The term “combination” is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, a “resident domestic corporation” means a Nevada corporation that has 200 or more shareholders. An “interested stockholder” is defined in NSR 78.423 as someone who is either:

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the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

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our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws. Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the Board of Directors. In exercising this discretion, our Board of Directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent. The transfer agent for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, current and potential market for our common stock is limited and liquidity of our shares may be severely limited. While we have approached a capable market maker, this market maker has not yet agreed to file an application with FINRA on our behalf. This application when accepted by FINRA would enable the market maker to be able to quote our shares of common stock on the OTCBB as maintained by FINRA. This only occurs upon acceptance of the application by FINRA and may not commence any sooner than the effectiveness of our registration statement of which this prospectus is an integral part of and the closing of this Offering. While we have not yet secured the services of a market maker there can be no assurance as to whether a market maker’s application when filed will be accepted by FINRA nor can we estimate the time period that will be required for the application process after filing. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Estus, founder and CEO of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Estus. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this Offering, Mr. Estus will not use any mass advertising methods such as the internet or print media.

Funds received in connection with the sale of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Mr. Estus will not receive commissions for any sales originated on our behalf. We believe that Mr. Estus is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Estus:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.

Is not an associated person of a broker or dealer; and

c.

Meets the conditions of the following:

i.

Primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent. However, if we were to enter into such arrangements, we will be required to file a post-effective amendment to disclose those arrangements because any broker-dealer participating in the Offering acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where this Offering will be sold.

The proceeds from the sale of the shares in this Offering will be payable to The Krueger Group, LLP – Attorney-Client Trust Account (“Escrow Account”), and will be deposited in a non-interest-bearing bank account until the subscription agreements are accepted by the Company. Failure to do so will result in checks being returned to the investor who submitted their check. No interest will be paid to any shareholder, investor or the Company. All subscription agreements and checks are irrevocable (except as to any state that requires a statutory cooling-off period or rescission right). All subscription funds will be held in the Escrow Account pending acceptance of the various subscriptions by CSI, and funds may be released to CSI as received and cleared in the Escrow Account, this may occur regularly until the maximum Offering amount (6,000,000 shares of common stock) has been subscribed to. Thereafter, the escrow agreement shall terminate.

Investors can purchase common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1, and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription required by the Company. All subscription agreements and checks are irrevocable (except as to any state that requires a statutory cooling-off period or rescission right). We expressly reserve the right to either accept or reject any subscription, for any reason. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted by us, it will be executed without any confirmation to or from the subscriber. Once we accept a subscription, the subscriber may not withdraw it.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents, if any.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchaser of our securities should be aware that any market that develops in our stock will be subject to the “penny stock” restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (if and when quoting thereon has occurred). As a result, a purchaser of our securities may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed or traded on a floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through telephonic and Internet services connecting dealers in the orderly trading of securities or “stocks”. OTCBB stocks are traditionally smaller companies that do not meet the financial and listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. While a market maker has been approached, however, as of the date of this prospectus a market maker has not agreed to file an application with FINRA on our behalf so as to be able to quote our shares of common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that a market maker’s application will be accepted by FINRA, nor can we estimate as to the period of time that the application will require to be approved.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files an application, and is therefore obligated to comply with keeping accurate and timely information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of an issuer assuming all of FINRA’s questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our common stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB, in general, is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there has to be only one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB stocks are not usually followed by analysts, there most likely will be lower trading volume than for NASDAQ-listed securities or quite possibly none.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If our securities become subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide CSI with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions”. However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell company” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ securities statutes, which means that unless you are an “underwriter” or “dealer,” you may have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. Four states do impose a filing requirement on the Company: those states are Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in those states immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which may require our shares to be qualified before they can be resold by shareholders or prospective investors.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Krueger LLP, La Jolla, California.

EXPERTS

The financial statements of CSI as of December 31, 2014 and for the period December 15, 2014 (inception) to December 31, 2014 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of PLS CPA, A Professional Corp. given on the authority of such firm as experts in accounting and auditing.

47

UNAUDITED INTERIM FINANCIAL STATEMENTS

The information for the interim period ended June 30, 2015 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this Offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this Offering, please refer to our registration statement.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at “http:/www.sec.gov”.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

CubeScape, Inc.

1854 Oxford Avenue

Cardiff-by-the-Sea, California 92007

(760) 613-6257

48

CUBESCAPE, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

PLS CPA, A PROFESSIONAL CORPORATION

t4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

___________________________________________________________________________________________________

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

CubeScape, Inc.

We have audited the accompanying balance sheet of CubeScape, Inc. (A Development Stage “Company”) as of December 31, 2014 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from December 15, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CubeScape, Inc. as of December 31, 2014, and the result of its operations and its cash flows for the period from December 15, 2014 (inception) to December 31, 2014 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

July 8, 2015

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

CUBESCAPE, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2014
ASSETS	(audited)

CURRENT ASSETS:
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:

Accounts payable and accrued expense	$-
Nonrelated party loans	610
TOTAL LIABILITIES	610

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 6,000,000 shares issued and outstanding as of December 31, 2014	6,000
Additional paid in capital	-
Deficit accumulated during development stage	(6,610)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(610)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-

See Notes to Financial Statements.

CUBESCAPE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period December 15, 2014 (inception) through December 31, 2014 (audited)
Revenue	$-
Cost of revenue	-
Gross margin	-

Expenses:
Officer compensation	6,000
Administrative and other costs	-
Organization expense	610
Loss before income tax	6,610

Provision for income tax	-
Net loss	$(6,610)
Basic and diluted loss per share	$(0.00)
Weighted average common shares outstanding - basic and diluted	6,000,000

See Notes to Financial Statements.

CUBESCAPE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Retained Deficit	Total
Balance – December 15, 2014 (inception) shares issued for organization services – officers compensation	6,000,000	$6,000	$-	$-	$6,000

Net loss				(6,610)	(6,610)
Balance – December 31, 2014 (audited)	6,000,000	$6,000	$-	$(6,610)	$(610)

See Notes to Financial Statements.

CUBESCAPE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period December 15, 2014 (inception) through December 31, 2014
(audited)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(6,610)
Amortization	-
Shares issued for compensation	6,000
Adjustments to reconcile net loss to cash (used in) operating activities:
Change in accrued expense	-
Net Cash (Used in) Operating Activities	(610)
CASH FLOW FROM INVESTING ACTIVITIES	-
CASH FLOW FROM FINANCING ACTIVITIES:
Loan from nonrelated party	610
Loan from related party	-
Net Cash Provided by Financing Activities	610
CHANGE IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-
Income taxes	$-

See Notes to Financial Statements.

CUBESCAPE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on December 15, 2014 (date of inception) under the laws of the State of Nevada, as CubeScape, Inc.

Nature of operations

The Company is developing a branded product that utilizes panoramic vinyl wall graphics generated on a proprietary interactive design portal. The proprietary interactive portal is designed to assist the consumer or end-user in creating wall or cubicle panel art, upgrading and/or enhancing plain home, office and cubicle work space with a new approach to workplace aesthetics. The Company’s product will consist of high resolution wall graphics made from professional art, designs, stock-photos and/or user (consumer) provided images that are integrated into unique backdrop. Graphics will be constructed of quality vinyl and low-tack adhesive for ease of application and replacement but durable.

Year end

The Company’s year-end is December 31.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the consumer; (3) the amount of fees to be paid by the consumer is fixed or determinable; and (4) the collection of our fees or product revenue is probable.

The Company will record revenue when it is realizable and earned and product have been shipped to the consumers or that our service has been rendered to the consumer.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs for the period from “Inception” (December 15, 2014) to December 31, 2014.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, deferred offering costs and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share

The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

The Company follows ASC Topic 740 for recording provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax asset will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income tax in the period of change.

Deferred income tax may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by taxing authorities. As of December 31, 2014 the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2014 no income tax expense has been recorded.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The Company evaluated recent accounting pronouncements through December 31, 2014 and believe that none have a material effect on the Company’s financial statements except for the following:

In June of 2014 the Financial Accounting Standards Board issued Accounting Standards Update ASU 2014-10, “Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation” (“ASU 2014-10”). Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

In August, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern have been disclosed in Note 2 below.

Amendments clarifying guidance in Topic 205, Risks and Uncertainties, are applicable to entities that have not commenced planned principal operations, which we have commenced recently.

The Company has not elected to adopt the provisions of ASU 2014-10 for the year ending December 31, 2014. The adoption of ASU 2014-10 would not have a significant impact on our results of operations, financial condition or cash flow.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to its planned direct public offering. As a result, the Company incurred accumulated net loss from Inception (December 15, 2014) through December 31, 2014 of ($6,610). The Company’s development activities since inception have been sustained through debt financing and the deferral of payments on accounts payable and other expenses.

The ability of the Company to continue as a going concern is dependent upon its ability to raise capital from the sale of its common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company recorded compensation expense of $6,000 recognized through the issuance of shares of common stock to our founder for organizational services. This was recorded for the period Inception (December 31, 2014) through December 31, 2014. The Company recorded $24,000 of intangible and tangible assets purchased from our founder on January 15, 2015 (see Note 8 – Subsequent Events).

NOTE 4 –NONRELATED PARTY NOTE PAYABLE

For the period ended December 31, 2014, the Company executed a promissory note with a nonrelated party in the amount of $610. The unsecured note payable bear interest at 0% per annum and is due upon demand.

NOTE 5 – INCOME TAXES

At December 31, 2014, the Company had a net operating loss carryforward of $6,610 which begins to expire in 2034.

Components of net deferred tax asset, including a valuation allowance, are as follows at December 31, 2014:

2014
Deferred tax asset:
Net operating loss carryforward	$2,314
Total deferred tax asset	2,314
Less: Valuation allowance	(2,314)
Net deferred tax asset	$-

Valuation allowance for deferred tax assets as of December 31, 2014 was $2,314. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not deferred tax assets will not be realized as of December 31, 2014 and recognized a full valuation allowance for the period.

Reconciliation between statutory rate and the effective tax rate for both periods and as of December 31, 2014:

Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 6 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 1,000,000 shares of its $0.001 par value preferred stock.

Common stock

On December 15, 2014, the Company issued to its founder, an officer and director of the Company, 6,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for services provided upon organization. The services were valued at $6,000.

On January 15, 2015, the Company issued to its founder 3,000,000 shares of its $0.001 par value common stock at a price of $0.008 per share for certain intangible assets and tangible assets. Mr. David Estus, our sole officer and director, incurred far more than $50,000 in developing or acquiring the intangible and tangible assets for which the Company valued at $24,000 (see Note 9 – Subsequent Events)

At December 31, 2014, there were 6,000,000 shares of common stock issued and outstanding.

For the period from Inception (December 15, 2014) through December 31, 2014 there were no other issuances of common stock by the Company.

NOTE 7 – WARRANTS AND OPTIONS

As of December 31, 2014, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 8 – SUBSEQUENT EVENTS

During January 2015 the Company acquired certain intangible assets from our founder which consisted of a business plan, artistic designs, stock photography to be used in its cubicle design business, along with various costs related to the development of internal-use software to be used in its operations. In addition the Company acquired certain tangible assets from our founder which consisted of network servers, computers and other computer components, a graphic designer’s workstation and other office furniture which both our founder and as-needed software developers and designers will use in creating product and services for our operations. Total value attributable to the tangible and intangible assets purchased by the Company was $24,000. Total value represents an amount less than actual costs paid for by our founder. Our founder has incurred or spent more than $50,000 over a period of time dating back to 2007 to further develop and refine the Company’s business plan and operations.

On April 7, 2015, the Company executed two notes payable with nonrelated parties in the amount of $5,000 each for a total of $10,000. The loans bear interest at 0% per annum and are due and payable upon demand. On May 28, 2015, the Company modified one of these notes payable for an additional $1,000 in funding. The funds were used for general working capital purposes.

CUBESCAPE, INC.

BALANCE SHEETS

	June 30, 2015 (unaudited)	December 31, 2014 (audited)
ASSETS

CURRENT ASSETS:
Prepaid expense	$1,000	$-
Total Current Assets	1,000	-

Property and Equipment, net	2,852	-

Intangible Assets, net	15,648	-

OTHER ASSETS:
Deferred offering costs	10,000	-
Total Other Assets	10,000	-

TOTAL ASSETS	$29,500	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expense	$27,800	$-
Related party loan	3,000	-
Nonrelated party loans	11,610	610
TOTAL LIABILITIES	42,410	610

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 9,000,000 and 6,000,000 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	9,000	6,000
Additional paid in capital	21,000	-
Accumulated deficit	(42,910)	(6,610)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(12,910)	(610)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$29,500	$-

See Notes to Financial Statements.

CUBESCAPE, INC.

STATEMENTS OF OPERATIONS

	For the three months ended June 30, 2015 (unaudited)	For the six months ended June 30, 2015 (unaudited)
Revenue	$-	$-
Cost of revenue	-	-
Gross margin	-	-

Expenses:
Officer compensation	-	-
Development costs – internal use software	13,000	19,200
Administrative and other costs	8,800	11,600
Amortization and depreciation expense	4,000	5,500
Organization expense	-	-
Loss before income tax	25,800	36,300

Provision for income tax	-	-
Net loss	$(25,800)	$(36,300)
Basic and diluted loss per share	$(0.00)	$(0.00)
Weighted average common shares outstanding - basic and diluted	9,000,000	8,750,000

See Notes to Financial Statements.

CUBESCAPE, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance – December 15, 2014 (inception) shares issued for organization services – officers compensation	6,000,000	$6,000	$-	$-	$6,000

Net loss	-	-	-	(6,610)	(6,610)
Balance – December 31, 2014 (audited)	6,000,000	6,000	-	(6,610)	(610)

Shares issued for intangible and tangible assets – January 15, 2015	3,000,000	3,000	21,000	-	24,000

Net loss	-	-	-	(36,300)	(36,300)

Balance – June 30, 2015 (unaudited)	9,000,000	$9,000	$21,000	$(42,910)	$(12,910)

See Notes to Financial Statements.

CUBESCAPE, INC.

STATEMENT OF CASH FLOWS

For the six months ended June 30, 2015 (unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(36,300)
Amortization	5,500
Shares issued for compensation	-
Adjustments to reconcile net loss to cash (used in) operating activities:
Change in prepaid expense	(1,000)
Change in deferred offering expense	(10,000)
Change in accounts payable	27,800
Net Cash (Used in) Operating Activities	(14,000)
CASH FLOW FROM INVESTING ACTIVITIES	-
CASH FLOW FROM FINANCING ACTIVITIES:
Loans from nonrelated parties	11,000
Loan from related party	3,000
Net Cash Provided by Financing Activities	14,000
CHANGE IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-
Income taxes	$-

Non-cash investing and financing activities:
Stock issued for acquisition of tangible and intangible assets	$24,000

See Notes to Financial Statements.

CUBESCAPE, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2015 (UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on December 15, 2014 (date of inception) under the laws of the State of Nevada, as CubeScape, Inc.

Nature of operations

The Company is developing a branded product that utilizes panoramic vinyl wall graphics generated on a proprietary interactive design portal. The proprietary interactive portal is designed to assist the consumer or end-user in creating wall or cubicle panel art, upgrading and/or enhancing plain home, office and cubicle work space with a new approach to workplace aesthetics. The Company’s product will consist of high resolution wall graphics made from professional art, designs, stock-photos and/or user (consumer) provided images that are integrated into unique backdrop. Graphics will be constructed of quality vinyl and low-tack adhesive for ease of application and replacement but durable.

Interim financial statements (June 30, 2015 (unaudited)) and basis of presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the period ended December 31, 2014 and notes thereto contained elsewhere.

Year end

The Company’s year-end is December 31.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the consumer; (3) the amount of fees to be paid by the consumer is fixed or determinable; and (4) the collection of our fees or product revenue is probable.

The Company will record revenue when it is realizable and earned and product have been shipped to the consumers or that our service has been rendered to the consumer.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs for the three months or six months ended June 30, 2015, respectively.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014 and June 30, 2015 (unaudited), respectively. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, deferred offering costs and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share

The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

The Company follows ASC Topic 740 for recording provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax asset will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income tax in the period of change.

Deferred income tax may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by taxing authorities. As of December 31, 2014 and June 30, 2015 (unaudited), the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. For the three month and six month periods ended June 30, 2015, respectively, no income tax expense has been recorded.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The Company evaluated recent accounting pronouncements through June 30, 2015 and believes that none have a material effect on the Company’s financial statements except for the following.

In June of 2014 the Financial Accounting Standards Board issued Accounting Standards Update ASU 2014-10, “Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation” (“ASU 2014-10”). Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company has adopted the provisions of ASU 2014-10 for the period ending June 30, 2015. The adoption of ASU 2014-10 did not have a significant impact on our results of operations, financial condition or cash flow.

In August, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern have been disclosed in Note 2 below.

Amendments clarifying guidance in Topic 205, Risks and Uncertainties, are applicable to entities that have not commenced planned principal operations, which we have commenced recently.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to its planned direct public offering. As a result, the Company incurred accumulated net losses for the six month period ended June 30 2015 (unaudited) and from Inception (December 15, 2014) through December 31, 2014 of ($36,300) and ($6,610), respectively. In addition, the Company’s development activities since inception have been sustained through debt financing and the deferral of payments on accounts payable and other expenses.

The ability of the Company to continue as a going concern is dependent upon its ability to raise capital from the sale of its common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INTANGIBLE ASSETS AND ASSET PURCHASE

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

During January 2015 the Company acquired certain intangible assets from our founder which consisted of a business plan, artistic designs, stock photography to be used in its cubicle design business, along with various costs related to the development of internal-use software to be used in its operations. In addition the Company acquired certain tangible assets from our founder which consisted of network servers, computers and other computer components, a graphic designer’s workstation and other office furniture which both our founder and as-needed software developers and designers will use in creating product and services for our operations. Total value attributable to the tangible and intangible assets purchased by the Company was $24,000. Total value represents an amount less than actual costs paid for by our founder. Our founder has incurred or spent more than $50,000 over a period of time dating back to 2007 to further develop and refine the Company’s business plan and operations.

Intangible assets includes the following:

	June 30, 2015	December 31, 2014
	(unaudited)	(audited)
Intangible assets consisting of certain development costs and purchased software for design and graphics	$20,300	$-
Less: Accumulated amortization	(4,652)	( -)
Net property and equipment	$15,648	$-

For the three month and six month periods ended June 30, 2015 (unaudited) we recognized $2,538 and $4,652 in amortization expense, respectively. The acquired intangible assets were placed in service on January 15th, 2015. We amortize these assets over a period of twenty-four (24) months which has been deemed its useful life.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment includes the following:

	June 30, 2015	December 31, 2014
	(unaudited)	(audited)
Computers and equipment	$2,000	$-
Furniture and workstations	1,700	-
	3,700	-
Less: Accumulated depreciation	(848)	( -)
Net property and equipment	$2,852	$-

For the three month and six month periods ended June 30, 2015 (unaudited) we recognized $462 and $848 in depreciation expense, respectively. The acquired assets were placed in service on January 15th, 2015 (see Note 3 - Intangible Assets and Asset Purchase). We amortize these assets over a period of twenty-four (24) months which has been deemed its useful life.

NOTE 5 –RELATED PARTY NOTE PAYABLE AND RELATED PARTY TRANSACTIONS

For the period ended June 30, 2015 (unaudited), the Company executed a promissory note with a related party in the amount of $1,500. The unsecured note payable bears interest at 0% per annum and is due upon demand.

The Company recorded rent expense of $1,500 and $3,000 (included in Administrative and other costs) for the three month and six month periods ended June 30, 2015 (unaudited), respectively. The Company rents office space from its founder on a month-to-month lease for $500 per month. This includes all utilities and other incidental costs associated with operating the office space in which to house the Company’s computing equipment and its headquarters.

The Company recorded compensation expense of $6,000 recognized through the issuance of shares of common stock to our founder for organizational services. We recorded this expense during the period Inception (December 31, 2014) through December 31, 2014. During the six months ended June 30, 2015 the Company recorded $24,000 of intangible and tangible assets purchased from our founder on January 15, 2015 (see Note 3 - Intangible Assets and Asset Purchase).

NOTE 6 –NONRELATED PARTY NOTES PAYABLE

For the period ended June 30, 2015 (unaudited), the Company executed promissory notes with three nonrelated parties in the amounts $5,000, $5,000 and $1,610, respectively. The unsecured notes payable bear interest at 0% per annum and are due and payable upon demand.

NOTE 7 – DEFERRED OFFERING COSTS

Deferred offering costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are directly related to the proposed common stock offering. Deferred offering costs related to the common stock offering will offset proceeds recorded as equity if the transaction is completed or charged to expense if the common stock offering is not completed. As of June 30, 2015 (unaudited), deferred offering costs were $10,000.

NOTE 8 – INCOME TAXES

At June 30, 2015 (unaudited), the Company had a net operating loss carryforward of $42,910, which begins to expire in 2034.

Components of net deferred tax asset, including a valuation allowance, are as follows at June 30, 2015 (unaudited):

2015
Deferred tax asset:
Net operating loss carryforward	$15,018
Total deferred tax asset	15,018
Less: Valuation allowance	(15,018)
Net deferred tax asset	$-

Valuation allowance for deferred tax assets as of June 30, 2015 and December 31, 2014 was $15,018 and $2,314, respectively. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not deferred tax assets will not be realized as of June 30, 2015 and December 31, 2014 and recognized a full valuation allowance for each period.

Reconciliation between statutory rate and the effective tax rate for both periods and as of June 30, 2015 (unaudited) and December 31, 2014:

Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 9 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 1,000,000 shares of its $0.001 par value preferred stock.

Common stock

On December 15, 2014, the Company issued to its founder, an officer and director of the Company, 6,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for services provided upon organization. The services were valued at $6,000.

On January 15, 2015, the Company issued to its founder 3,000,000 shares of its $0.001 par value common stock at a price of $0.008 per share for certain intangible assets and tangible assets (see Note 3 - Intangible Assets and Asset Purchase). Mr. David Estus, our sole officer and director, incurred more than $50,000 in developing or acquiring the intangible and tangible assets for which the Company valued at $24,000.

At June 30, 2015 (unaudited), there were 9,000,000 shares of common stock issued and outstanding.

During the period from Inception (December 15, 2014) through December 31, 2014 and for the six months ended June 30, 2015, there have been no other issuances of common stock by the Company.

NOTE 10 – WARRANTS AND OPTIONS

As of June 30, 2015 and December 31, 2014, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of June 30, 2015 through July 10, 2015 the date the financial statements were available to be issued.

This prospectus is part of a registration statement filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

No one (including any salesman or broker) is authorized to provide oral or written information about the Offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2015 (90 days after the commencement of the Offering), all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

6,000,000 Shares

CubeScape, Inc.

Common Stock

PROSPECTUS

_______________, 2015

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

7

RISK FACTORS

8

USE OF PROCEEDS

17

THE OFFERING

17

DETERMINATION OF OFFERING PRICE

19

DILUTION

19

DIVIDEND POLICY

20

MARKET FOR SECURITIES

20

NOTE REGARDING FORWARD-LOOKING STATEMENTS

22

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

22

BUSINESS…………………………………………………………………………………………………………..  30

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

36

PRINCIPAL SHAREHOLDERS

39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

39

DESCRIPTION OF CAPITAL STOCK

39

PLAN OF DISTRIBUTION

43

LEGAL MATTERS

47

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Company in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$6.97
NASD filing fee	100.00
Accounting fees and expenses*	7,000.00
Transfer agent fees*	1,500.00
Blue Sky fees and expenses*	2,500.00
Miscellaneous expenses*	1,893.03
Legal fees and expenses*	15,000.00
Total	$28,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

Our Articles of Incorporation at Article XI provide for indemnification as follows: “No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification”.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, the Company issued the following securities without registration under the Securities Act on the terms and circumstances described below.

Of the 9,000,000 outstanding shares, 6,000,000 were issued to Mr. Estus, the Company’s founder, and CEO upon our incorporation in Nevada in December 2014 in exchange for organizational services rendered upon incorporation. On January 15, 2015, the Company issued 3,000,000 shares of its common stock to Mr. Estus, as consideration for certain tangible and intangible assets.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

Notwithstanding being accredited all of our security holders were provided with a final pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

ITEM 16

EXHIBITS

3.1	Articles of Incorporation
3.2	Bylaws – CubeScape, Inc.
5.1	Opinion of Krueger LLP
14.1	Code of Ethics
23.1	Consent of PLS CPA, a professional corp.
23.2	Consent of Krueger LLP (included in Exhibit 5.1a)
99.1	Copy of Subscription Agreement
99.2	Escrow Agreement

ITEM 17

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

 ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

 iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 Provided however, that:

 A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

 B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 i. If the registrant is relying on Rule 430B (§230.430B of this chapter):

 A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

 ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Encinitas (of which Cardiff-by-the-Sea is a part of), State of California on the 4th day of August, 2015.

CUBESCAPE, INC.

/s/ David Estus
By: David Estus, President, CEO, Principal Executive Officer, Treasurer, Chairman, CFO, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ David Estus		August 4, 2015
By: David Estus CEO	President, CEO, Principal Executive Officer, Treasurer, Chairman, CFO, Principal Financial Officer and Principal Accounting Officer

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